SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 11, 2000


CATERPILLAR INC.
(Exact name of registrant as specified in its charter)


Delaware
(State or other jurisdiction of incorporation)


1-768
(Commission File Number)


37-0602744
(IRS Employer I.D. No.)


100 NE Adams Street, Peoria, Illinois
(Address of principal executive offices)


61629
(Zip Code)


Registrant's telephone number, including area code:  (309) 675-1000

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Item 5.  Other Events

                                                   February 11, 2000

Caterpillar annual meeting to change
------------------------------------

New streamlined format to reduce costs, respond to shareholder needs
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     Caterpillar Inc.'s 2000 annual shareholders' meeting will be at 1:30 p.m. Wednesday, April 12, in the Bank One Auditorium in Chicago.
     "In our research of best practices of Fortune 100 companies, it became apparent that the most effective annual shareholders' meetings are short and conducted in or near the company's headquarters city," said Caterpillar Chairman and CEO Glen Barton.
     "We're embracing this new format, as well as moving to the more convenient Chicago location, to be cost effective while maintaining important stockholder communications," Barton said.
     Caterpillar's 2000 annual meeting agenda will include election of directors and appointment of independent auditors, action on management and stockholder proposals, and a brief status report on the company by Barton.
     Detailed financial and management information is distributed regularly to shareholders and is available via the Internet.
Caterpillar also maintains an active investor relations program.
In addition, the company plans to make real-time broadcasts of its quarterly conference calls with security analysts available to shareholders and other interested parties on the Internet, beginning with first quarter financial results.
     The company's annual report and proxy statement will be mailed to shareholders beginning March 3.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CATERPILLAR INC.


                                    By:  /s/ R. Rennie Atterbury III
                                         ---------------------------
                                            R. Rennie Atterbury III
                                                Vice President
Date:  February 14, 2000


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